UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2024
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On December 11, 2024, the Compensation Committee (the “Committee”) of the board of directors of FMC Corporation (the “Company”) adopted an executive severance plan (the “Plan”), which covers certain executives who are selected by the Committee for participation, including Pierre R. Brondeau, Chairman and Chief Executive Officer, Andrew D. Sandifer, Executive Vice President and Chief Financial Officer, Ronaldo Pereira, President, Michael F. Reilly, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Jacqueline Scanlan, Executive Vice President and Chief Human Resources Officer, Thaisa Hugenneyer, Executive Vice President, Integrated Supply Chain, Brian P. Angeli, Executive Vice President and Chief Marketing Officer and Vsevolod “Seva” Rostovtsev, Executive Vice President and Chief Technology Officer. As a condition to participation in the Plan, each of these executive officers has agreed to terminate his or her existing severance agreement (if any), except as otherwise described below with respect to Mr. Sandifer.
Under the terms of the Plan, upon a termination of employment without cause or for good reason other than during the two-year period immediately following a change in control of the Company, the participant will receive (a) a cash severance payment equal to the product of (i) the applicable non-CIC multiple and (ii) the sum of such participant’s base salary and target annual bonus, (b) a prorated bonus for the year in which termination occurs, (c) a cash lump sum payment of $20,000 to use for career transition or other purposes, and (d) a cash lump sum payment equal to the employer contribution portion of monthly healthcare coverage premiums for a period of 12 months (the “Healthcare Benefit”). The Committee has approved a non-CIC multiple of two for Mr. Brondeau and one for each of the other participating executive officers identified above.
Upon a termination of employment without cause or for good reason that occurs during the two-year period immediately following a change in control of the Company, the participant will receive the same severance benefits described above, except that the cash severance payment will be calculated using the CIC multiple, rather than the non-CIC multiple, and the Healthcare Benefit will be determined based on a period of months equal to 12 multiplied by the CIC multiple. The Committee has approved a CIC multiple of three for Mr. Brondeau and two for each of the other participating executive officers identified above, excluding Mr. Sandifer.
Mr. Sandifer’s existing severance agreement with the Company, which provides for certain severance benefits following a change in control of the Company, remains in effect in accordance with its terms. Accordingly, Mr. Sandifer is only eligible for severance benefits under the Plan in connection with a qualifying termination that occurs other than during the two years following a change in control and for which he is not eligible for severance benefits under his severance agreement.
Severance benefits under the Plan are subject to the participant’s execution and nonrevocation of a separation and release agreement that includes a release of claims in favor of the Company and certain restrictive covenants, including noncompetition, customer nonsolicitation, and employee nonhire and nonsolicitation covenants that apply for one year following termination of employment.
The foregoing description of the Plan in this item 5.02 is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1 FMC Corporation Executive Severance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ MICHAEL F. REILLY
Michael F. Reilly Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: December 11, 2024